Exhibit 99.1

Gran Tierra Energy Inc. Provides Operational and Financial Updates

•	Achieved Third Quarter 2022 Average Production of Approximately 30,391 BOPD, Up 5% from One Year Ago

•	Fourth Quarter-To-Date 2022 Total Company Average Production(1) of Approximately 32,000 BOPD

•	Bought Back 10.8 Million Gran Tierra Shares of Common Stock for $14.4 Million during September 2022

•	Bought Back 6.7% of Gran Tierra’s 6.25% Senior Notes Due February 2025 for $17.3 Million in September 2022

•	As of September 30, 2022, Gran Tierra Had a Cash Balance of $118 Million and Net Debt(2) of $462 Million

•	Colombia Exploration: Production Testing Gaitas-1 Well, Planning a Gaitas-2 Well, Drilled and Cased Rose-1 Well

•	Ecuador Exploration: Drilled and Cased Bocachico-1 Exploration Well with Production Testing Underway and Currently Drilling Charapa Norte-1 Well

CALGARY, ALBERTA, October 11, 2022, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced an operational and financial update. All dollar amounts are in United States dollars, and production amounts are on an average working interest before royalties (“WI”) basis unless otherwise indicated. Per barrel (“bbl”) and bbl per day (“BOPD”) amounts are based on WI sales before royalties.

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “We are pleased to announce that we started returning value to shareholders via share buybacks during the third quarter of 2022 (“the Quarter”). In addition to the share buybacks, we are equally as excited to have started buying back some of our bonds in the open market to strengthen our balance sheet.

During the Quarter, we commenced our enhanced oil recovery (“EOR”) polymer injection project in the Acordionero field. This pilot injection test is a milestone after several years of laboratory and modeling indicated the suitability of Acordionero for EOR. We continue to see strong performance from our all of our waterfloods and development drilling programs.

On the exploration front, we progressed on several prospects during the Quarter. Our Gaitas-1 well in the Middle Magdalena Valley is currently on production and a second, deeper exploration well in the field is being planned for the fourth quarter of 2022. In Ecuador, the Bocachico-1 exploration well was cased and has commenced a 3-reservoir testing program. In the Putumayo Basin of Colombia, our Rose-1 well showed encouraging results while drilling and is currently being cased for testing.”

Operations Update:

•	Production

◦	Gran Tierra’s total average production was approximately 30,391 BOPD during the Quarter, which was 5% higher compared to the third quarter of 2021 and approximately flat with the second quarter of 2022.

◦	The Company’s fourth quarter-to-date 2022 total average production(1) has been approximately 32,000 BOPD.

•	Suroriente

◦	During the Quarter, Suroriente experienced occasional disruptions due to temporary localized blockades. The impact of these blockades lowered the Company’s total average production for the Quarter by approximately 920 BOPD.

•	Ecuador Exploration:

◦	Oriente Basin: In the Chanangue Block, Gran Tierra has finished drilling the Bocachico-1 exploration well and run production casing to a total depth of 10,815 feet (“ft”) measured depth. The Company plans to test three potential oil zones in the Basal Tena, U Sand, and T Sand, over the next several weeks, as identified by petrophysical log analysis. The T Sand was perforated over 23.5 ft of reservoir and placed on jet pump. The well is still cleaning up and over the last 24 hour flow period (October 9-10, 2022), it has produced at stabilized rates of 345 BOPD of 34 degree API gravity oil, 141 bbl of water per day (“BWPD”) and 133 thousand standard cubic feet of gas per day (“MCFD”). The Company plans to complete a pressure build up test to assess if there is any reservoir damage in the T Sand and to then test the U Sand and Basal Tena immediately after the pressure build up. After testing the U Sand and Basal Tena, the Company plans on returning to the T Sand for further production testing.

◦	Oriente Basin: In the Charapa Block, the Company spud its second 2022 exploration well in Ecuador, the Charapa Norte-1 exploration well, on October 5, 2022. This well is expected to reach its planned total depth in approximately 28 days.

•	Colombia Exploration:

◦	Middle Magdalena Valley Basin:

▪	Gran Tierra drilled and completed the Gaitas-1 exploration well in July-August 2022, and the well has been on production test from the Lisama Formation, which is the same producing formation at the Acordionero oil field. Gaitas-1 is located approximately 7 kilometers south of Acordionero’s Southwest Pad. During the last week, Gaitas-1 has produced at stabilized average rates of 171 BOPD (17 degree API gravity oil), 652 BWPD and 2 MCFD.

▪	Based on the encouraging results of Gaitas-1, Gran Tierra plans to spud the Gaitas-2 exploration well with a projected spud date later in the fourth quarter 2022. The Company expects Gaitas-2 to target multiple reservoir zones in a structurally higher location than the Gaitas-1 well, in a planned effort to test the deeper Umir Sands further away from possible oil-water contacts.

◦	Putumayo Basin: In the ALEA-1848A Block, Gran Tierra has finished drilling the Rose-1 exploration well and is currently running production casing in order to test the well.

Financial Update:

•	Share Buybacks:

◦	NCIB: On August 29, 2022, Gran Tierra announced via press release that the Toronto Stock Exchange (“TSX”) had approved its notice of intention to make a normal course issuer bid (the “NCIB”) for its shares of common stock (the “shares”). Pursuant to the NCIB, the Company will be able to purchase up to 36,033,969 shares for cancellation, representing 10% of Gran Tierra’s public float, for a one-year period commencing on September 1, 2022, and ending on August 31, 2023. The aggregate purchase price under the NCIB shall not exceed $37.5 million without further consideration of and approval by Gran Tierra’s board of directors.

◦	Share Buybacks: Pursuant to the NCIB, as of September 30, 2022, Gran Tierra had purchased approximately 10.8 million shares, representing about 2.9% of shares outstanding, for a total purchase price of $14.4 million at an average price of approximately $1.34 per share.

•	Bond Buybacks:

◦	As part of Gran Tierra’s ongoing commitment to reduce its net debt(2), during September 2022, the Company bought back approximately $20.1 million in face value of Gran Tierra’s 6.25% senior notes due February 2025 (the “2025 bonds”), representing approximately 6.7% of the outstanding 2025 bonds.

◦	The cost of the 2025 bonds’ buyback was approximately $17.3 million, representing a discount of about 14% to the face value of the 2025 bonds.

◦	Gran Tierra intends to hold the 2025 bonds which it has bought back on the Company’s balance sheet.

◦	Purchasing the bonds reflects a savings of $3.0 million in interest expense that would have been paid over the remaining term to the maturity of the 2025 bonds.

•	Cash and Net Debt(2):

◦	As of September 30, 2022, Gran Tierra had approximately $118 million in cash on its balance sheet and net debt(2) of approximately $462 million (net of the buyback of 2025 bonds described above).

◦	Gran Tierra’s new credit facility with Trafigura of up to $150 million remains undrawn.

(1) Gran Tierra’s fourth quarter-to-date 2022 total Company average production is for the 9-day period of October 1-9, 2022.

(2) Net debt is a non-GAAP measure and does not have standardized meanings under generally accepted accounting principles in the United States of America (“GAAP”). Refer to “Non-GAAP Measures” in this press release for descriptions of these non-GAAP measures and, where applicable, reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.

Corporate Presentation:

Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.

Contact Information

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com.

Information on the Company’s website (including the Corporate Presentation referenced above) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s U.S. Securities and Exchange Commission (“SEC”) filings are available on the SEC website at www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR at www.sedar.com and UK regulatory filings are available on the National Storage Mechanism (“the NSM”) website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism. Gran Tierra's filings on the SEC, SEDAR and the NSM websites are not incorporated by reference into this press release.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “expect,” “plan,” “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “progress,” and “believes,” derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company’s expected future production (including as a result of our testing results), the Company’s drilling program, the Company’s potential debt repayments and share repurchases, and its positioning for the remainder 2022. The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events (including the ongoing COVID-19 pandemic); global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from a global health crisis, the Russian invasion of Ukraine, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC, such as its recent decision to cut production, and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to obtain a new credit agreement and to comply with financial covenants in its credit agreement and indentures and make borrowings under any credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2021 and its other filings with the Securities and Exchange Commission. These filings are available on the Securities and Exchange Commission website at http://www.sec.gov and SEDAR at www.sedar.com.

The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management’s experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

Non-GAAP Measures

Net debt as of September 30, 2022, is defined as GAAP total debt before deferred financing fees ($580 million) less cash ($118 million).

Presentation of Oil and Gas Information

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.